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                                                                 EXHIBIT 3.12

            FILED                                         FILING FEE  125.00 TS
     IN THE OFFICE OF THE                                DAVID COSTA
  SECRETARY OF STATE OF THE                              DYKEMA GOSSETT 35TH FL.
       STATE OF NEVADA                                   400 RENAISSANCE CTR
                                                         DETROIT MI 48243
         JUL 24 1989

[ILLEGIBLE] SECRETARY OF STATE

       /s/ [ILLEGIBLE]

No. 6425-89
    --------------------------

                           Articles of Incorporation
                                       of
                       Federal Mogul Venture Corporation

               To: The Secretary of State of the State of Nevada.

     The undersigned, for the purpose of establishing a corporation for the transaction of business and the promotion and conduct of the objects and purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Nevada, does hereby adopt, execute, acknowledge and file the following Articles of Incorporation pursuant to the provisions of Sections 78.030 through 78.035 of the General Corporation Law of Nevada (the "Law").

                                   ARTICLE I

                                      NAME

     The name of the corporation is Federal Mogul Venture Corporation.

                                   ARTICLE II

                     PRINCIPAL PLACE OF BUSINESS IN NEVADA

     The address and mailing address of the registered office in the state of Nevada is One East 1st Street, Reno, Nevada 89501. The name of the resident agent at the registered office is The corporate Trust Company of Nevada.

                                  ARTICLE III

                              OBJECTS AND PURPOSES

     The purpose or purposes for which the corporation is organized is to engage in any lawful activity within the purposes for which corporations may be organized.

                                   ARTICLE IV

                                AUTHORIZED STOCK

     The total authorized capital stock is 1,000 shares of Common Stock, par value $.01 per share. Each share is equal in all respects.
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                                   ARTICLE V

                                  INCORPORATOR

     The name and address of the incorporator is: David E. Costa, 35th Floor, 400 Renaissance Center, Detroit, Michigan 48243.

                                   ARTICLE VI

                       LIMITATION OF DIRECTOR'S LIABILITY

     No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate or limit the liability of a director for any of the following: (i) Acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the payment of dividends in violation of NRS 78.300. If the law is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability contained herein, shall, without more, be eliminated or limited to the fullest extent permitted by the Law as so amended. No amendment or repeal of this Article IX shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to the effective date of any such amendment or repeal.

                                  ARTICLE VII

                                GOVERNING BOARD

     The corporation shall be governed by a board of directors. The initial board of directors shall consist of one person, and the following person shall be the initial director:

     NAME                     ADDRESS
     ----                     -------

     Claude D. Mencotti       26555 Northwestern Highway
                              Southfield, Michigan 48034

                                  ARTICLE VIII

                              PERIOD OF EXISTENCE

     The corporation shall have a perpetual existence.

                                       2
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                                   ARTICLE IX

                              CHANGES IN ARTICLES

     This corporation reserves the right to amend, alter, change, or repeal any provisions contained in these Articles of Incorporation in the manner now or hereinafter prescribed by law and all rights conferred on officers, directors, and the shareholder or shareholders herein are granted subject to this reservation.

     In witness whereof, the incorporator, sign my name this 19th day of July, 1989.

                                             /s/ David E. Costa
                                             ------------------
                                             David E. Costa

Please return filed Articles to:

David E. Costa
Dykema Gossett
35th floor
400 Renaissance Center
Detroit, Michigan 48243
(313) 568-5345

DEC533
State of MICHIGAN        )
                         :  ss.
County of WAYNE          )

     On this 19th day of July, 1989, personally appeared before me, a Notary Public in and for said County and State, David E. Costa, known to me to be the person described in and who executed the foregoing Articles of Incorporation, and he acknowledged to me that he executed his name freely and voluntarily and for the uses and purposes therein mentioned.

     WITNESS my hand and official seal the day and year in this certificate first above written.

/s/ Lisa D. LaFramboise                                            RECEIVED
-----------------------------                                    JUL 20 1989
Notary Public in and for said                                 ------------------
                                                              SECRETARY OF STATE
  County and State.         LISA D LaFRAMBOISE
                       Notary Public Wayne County MI
                       My Comm. Expires May 16 1990